UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: August 9, 2010
ANADARKO PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices including Zip Code)
(832) 636-1000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 9, 2010, Anadarko Petroleum Corporation (the “Company”) entered into a Terms Agreement, dated as of August 9, 2010 (including the Underwriting Agreement (Standard Provisions) dated August 2010 of the Company incorporated therein by reference, the “Terms Agreement”), among the Company and J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters (collectively, the “Underwriters”), related to the Company’s public offering (the “Offering”) of $2.0 billion aggregate principal amount of 6.375% Senior Notes due 2017 (the “Notes”). The Terms Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The Offering is expected to close, subject to customary closing conditions, on August 12, 2010. The foregoing description of the Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Terms Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference.
     The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.
Item 8.01. Other Events.
     On August 9, 2010, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The Notes will be governed by the terms of an Indenture, dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly, the Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain First Supplemental Indenture, dated as of October 10, 2006, and that certain Second Supplemental Indenture, dated as of July 15, 2009. The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company’s existing and future senior indebtedness that is not specifically subordinated to the Notes. The Company may redeem, at its option, all or part of the Notes at any time, at a make-whole redemption price plus accrued and unpaid interest to the date of redemption. The Company intends to use the net proceeds from the offering to repay approximately $1.3 billion of outstanding indebtedness due December 2012 and for general corporate purposes, including the refinancing of other near-term debt maturities. The terms of the Notes are further described in the prospectus supplement of the Company dated August 9, 2010, together with the related prospectus dated August 14, 2009, as filed with the Securities and Exchange Commission under Rule 424(b)(5) of the Securities Act of 1933, as amended, on August 10, 2010.
     The Officers’ Certificate of the Company dated August 9, 2010 establishing the terms of the Notes and the form of the Notes are filed as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein. A legal opinion regarding the legality of the Notes is filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) dated August 2010 of Anadarko Petroleum Corporation incorporated therein by reference), dated August 9, 2010, among Anadarko Petroleum Corporation and J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate of Anadarko Petroleum Corporation dated August 9, 2010 establishing the 6.375% Senior Notes due 2017.

4.2	Form of 6.375% Senior Notes due 2017.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1).

99.1	Company Press Release, dated August 9, 2010, regarding the pricing of the notes offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION
(Registrant)

August 12, 2010	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief
Administrative Officer

EXHIBIT INDEX
1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) dated August 2010 of Anadarko Petroleum Corporation incorporated therein by reference), dated August 9, 2010, among Anadarko Petroleum Corporation and J.P. Morgan Securities Inc., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate of Anadarko Petroleum Corporation dated August 9, 2010 establishing the 6.375% Senior Notes due 2017.

4.2	Form of 6.375% Senior Notes due 2017.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1).

99.1	Company Press Release, dated August 9, 2010, regarding the pricing of the notes offering.